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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15 (d) of the
                      Securities Exchange Act of 1934

                     Date of Report: November 23, 1999
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                           CUSTOMER SPORTS, INC.
                           ----------------------
           (Exact name of Registrant as Specified in its Charter)

                                    Utah
                                   -----
               (State or Other Jurisdiction of Incorporation)

     0-5304                                           87-0282745
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(Commission File Number)               (IRS Employer Identification Number)

                1023 Reliance Way Del Mar, California 92014
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                  (Address of Principle Executive Offices)

                                619-481-2400
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            (Registrant's Telephone Number, Including Area Code)

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This report is hereby filed by Registrant, CUSTOMER SPORTS, INC., to fulfill the requirements contained in Item 2 of the General Instructions, "Acquisitions or Disposition of Assets".

On August 15, 1999, Registrant sold to Citadel Capital Management Corp., of Los Angeles, California minority interests in two wholly-owned subsidiaries of the Registrant. Citadel agreed to lend to BIGTOPGOLF.com, a subsidiary of Registrant, $250,000 of debt convertible into 16% of the subsidiary. In addition, Citadel will make available a line of credit up to $1,000,000 for purchases of distress merchandise and new products. BIGTOPGOLF.com, is a membership-based buyer club that obtains members from tent shows it conducts and from the Internet.

In addition, Citadel purchased a 12.%5 interest in Community Golf Centers, another subsidiary of Registrant for $250,000 convertible debt. Community Golf Centers is also a membership-based organization that manages and promotes driving ranges.

As part of the transaction, Citadel received 2,000,000 shares of Registrant's common stock and options to purchase an additional 2,000,000 shares at a price of $0.15 per share for two years.

In October of 1999, the BIGTOP subsidiary began operations and conducted tent sales in Bakersfield, California and Lancaster/Palmdale, California.





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                                 SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CUSTOMER SPORTS, INC.
                                        ----------------------
                                        (Registrant)


Date: November 23, 1999                 By: /S/ Edmund J. Irvine, Jr.
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                                        Edmund J. Irvine, Jr.
                                        President